UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2014

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Bridge Loan Financing from Hampshire MedTech Partners, II, L.P .

On November 6, 2014 Amedica Corporation (the “Company”) and its subsidiary entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Hampshire MedTech Partners II, L.P., as lender (the “Bridge Lender”). The Loan and Security Agreement provides for the issuance of a $1 million bridge loan to the Company with a maturity date being the earlier of (a) the third business day following the closing of a qualified secondary offering by the Company and (b) December 17, 2014 (the “Maturity Date”). A “qualified secondary offering” means a public offering for the Company’s own account pursuant to a registered public offering of the Company’s common stock with gross proceeds to the Company of at least $10 million.

The obligations of the Company under the bridge loan are secured by substantially all of the assets of the Company and its subsidiary, and this security is subordinate to the security previously granted to the Company’s senior secured lender, Hercules Technology III, LP, an affiliate of Hercules Technology Growth Capital, Inc. (“Hercules Technology”). The bridge loan may be paid, in whole or in part, before the Maturity Date without any premium payments or penalty charges. Proceeds of the bridge loan will be used for general corporate purposes.

The bridge loan bears interest at the rate of 15% per annum. Interest on the bridge loan accrues from the date of the Loan and Security Agreement, but interest is not payable until the Maturity Date. The entire principal amount of the bridge loan, and all accrued and then unpaid interest, are due and payable on the Maturity Date. The Company is obligated to pay the Bridge Lender a $75,000 commitment fee by no later than the Maturity Date. The Company also agreed to reimburse the Bridge Lender up to $30,000 of reasonable attorneys’ fees and expenses incurred by the Bridge Lender in connection with the transaction. The Loan and Security Agreement contains representations and warranties, affirmative and negative covenants, and events of default customary for a bridge financings of this nature, including, among other things, limitations on certain other indebtedness, loans and investments, liens, mergers, asset sales and transactions with affiliates, including the application of a default rate of interest equal to the lower of 18% per annum and the maximum rate of interest permitted by applicable law.

In addition, the Company issued a warrant to the Bridge Lender (the “Closing Bridge Warrant”) to purchase up to 267,380 shares of the Company’s common stock, with an exercise price of $1.87 per share. In the event the Company closes a public offering on or before May 6, 2015 (a “Secondary Offering”) at a price per share of common stock sold to the public that is less than the exercise price of the Closing Bridge Warrant, then the Closing Bridge Warrant exercise price will be reduced to an amount equal to the price per share of common stock sold to the public in the Secondary Offering. The Closing Bridge Warrant is exercisable upon issuance and expires on November 5, 2019.

The Loan and Security Agreement also obligates the Company to issue additional warrants to purchase shares of its common to the Bridge Lender for every thirty (30) day period if any amount remains unpaid under the bridge loan after the Maturity Date (the “Additional Bridge Warrants”). Additional Bridge Warrants, if any, are to be issued by the Company on the first day of each such thirty day period (each such date an “Additional Warrant Issue Date”). The maximum number of shares that may be purchased pursuant to any such Additional Bridge Warrant is determined by dividing the then unpaid amount payable under the bridge loan by the lowest closing price of the Company’s common stock as reported by the NASDAQ Stock Market during the thirty (30) day period immediately preceding the applicable Additional Warrant Issue Date. The exercise price of each Additional Bridge Warrant will also be determined on the applicable Additional Warrant Issue Date, and it will be equal to the lowest closing price of the Company’s common stock as reported by the NASDAQ Stock Market during the thirty (30) day period immediately preceding the applicable Additional Warrant Issue Date. Any such Additional Bridge Warrant will be exercisable upon issuance and will expire on the fifth anniversary following its applicable Additional Warrant Issue Date.

In no event may the Company issue shares of its common stock pursuant to the exercise of the Closing Bridge Warrant and/or any Additional Bridge Warrants in an aggregate amount greater than 19.99% of the number of shares of the Company’s common stock outstanding on the date of the closing of the bridge loan.

In connection with the closing of the bridge loan, Hercules Technology provided a waiver to the Company which allowed the Company to enter into the bridge loan and to perform its obligations under the bridge loan without triggering an event of default under the Company’s existing obligations to Hercules Technology (the “Hercules Technology Waiver”). In addition, the Company and MG Partners II Ltd., an affiliate of Magna, entered into an amendment and waiver (the “Magna Waiver”) that amended the terms of the unsecured senior convertible notes held by Magna and accordingly allowed the Company to enter into the bridge loan, grant a security interest to secure the bridge loan and to perform its obligations under the bridge loan without triggering an event of default under the Company’s existing obligations to Magna. Magna also waived all rights it had to participate in the bridge loan as a lender.

The issuance of the Closing Bridge Warrant was, and any Additional Bridge Warrant, if issued, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The foregoing descriptions of the Loan and Security Agreement, the Closing Bridge Warrant, the Additional Bridge Warrants, the Hercules Technology Waiver and the Magna Waiver do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Hampshire MedTech Partners II, L.P. Closing Bridge Warrant to Purchase Common Stock dated November 6, 2014

10.1	Loan and Security Agreement, dated November 6, 2014, by and among the Company, its subsidiary and Hampshire MedTech Partners II, L.P.

10.2	Hercules Technology Waiver dated November 6, 2014.

10.3	Magna Waiver dated November 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: November 7, 2014	/s/ Kevin Ontiveros
Kevin Ontiveros Chief Legal Officer, Corporate Secretary